Exhibit 23.3

Idaho General Mines, Inc.

10 North Post St., Suite 610

Spokane, WA  99201

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of Idaho General Mines, Inc. (Registration No. 333-132909) of the information in our reports referenced in the documents incorporated by reference herein and to our firm as an expert under the heading “Experts” in this Registration Statement, and concur with the summary of such reports incorporated by reference in this Registration Statement.

INDEPENDENT MINING CONSULTANTS, INC.

By:	/s/ John M. Marek
Name:	John M. Marek
Title:	President

Dated May 14, 2007